Exhibit 99.1
Two North Riverside Plaza, Suite 2000, Chicago, Illinois 60606

Equity Commonwealth Reports Second Quarter 2024 Results
Chicago – July 30, 2024 - Equity Commonwealth (NYSE: EQC) today reported financial results for the quarter ended June 30, 2024.

Financial results for the quarter ended June 30, 2024
Net income attributable to common shareholders was $22.2 million, or $0.20 per diluted share, for the quarter ended June 30, 2024. This compares to net income attributable to common shareholders of $13.8 million, or $0.12 per diluted share, for the quarter ended June 30, 2023. The increase in net income was primarily due to a decrease in general and administrative expenses due to accelerated compensation expense related to the passing of our former chairman in 2023 and an increase in interest income from higher average interest rates.

Funds from Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, for the quarter ended June 30, 2024, were $26.4 million, or $0.24 per diluted share. This compares to FFO for the quarter ended June 30, 2023 of $18.3 million, or $0.16 per diluted share. The following items impacted FFO for the quarter ended June 30, 2024, compared to the corresponding 2023 period:
•$0.05 per diluted share decrease in general and administrative expenses primarily due to accelerated compensation expense related to the passing of our former chairman in 2023; and
•$0.02 per diluted share increase in interest and other income, net.

Normalized FFO was $26.1 million, or $0.24 per diluted share, for the quarter ended June 30, 2024. This compares to Normalized FFO for the quarter ended June 30, 2023 of $24.6 million, or $0.22 per diluted share. The following items impacted Normalized FFO for the quarter ended June 30, 2024, compared to the corresponding 2023 period:
•$0.02 per diluted share increase in interest and other income, net; and
•$(0.01) per diluted share decrease in same property NOI.

Normalized FFO begins with FFO and eliminates certain items that, by their nature, are not comparable from period to period, non-cash items, and items that obscure the company’s operating performance. Definitions of FFO, Normalized FFO and reconciliations to net income, determined in accordance with U.S. generally accepted accounting principles, or GAAP, are included at the end of this press release.

As of June 30, 2024, the company’s cash and cash equivalents balance was $2.2 billion.

Same property results for the quarter ended June 30, 2024
The company’s same property portfolio at the end of the quarter consisted of 4 properties totaling 1.5 million square feet. Operating results were as follows:
•The same property portfolio was 71.4% leased as of June 30, 2024, compared to 75.4% as of March 31, 2024, and 82.0% as of June 30, 2023.
•The same property portfolio commenced occupancy was 70.7% as of June 30, 2024, compared to 74.6% as of March 31, 2024, and 78.2% as of June 30, 2023.
•Same property NOI decreased 3.3% when compared to the same period in 2023, primarily due to a decrease in average commenced occupancy, partially offset by a decrease in pre-leasing demolition costs.
•Same property cash NOI decreased 10.4% when compared to the same period in 2023, primarily due to a decrease in average commenced occupancy, partially offset by a decrease in pre-leasing demolition costs.
•The company entered into leases for approximately 24,000 square feet, including renewal leases for approximately 20,000 square feet and new leases for approximately 4,000 square feet.

•The GAAP rental rate on new and renewal leases was 6.8% higher compared to the prior GAAP rental rate for the same space.
•The cash rental rate on new and renewal leases was 0.7% higher compared to the prior cash rental rate for the same space.

The definitions and reconciliations of same property NOI and same property cash NOI to net income, determined in accordance with GAAP, are included at the end of this press release. The same property portfolio at the end of the quarter included properties continuously owned from April 1, 2023 through June 30, 2024.

Earnings conference call & supplemental operating and financial information
Equity Commonwealth will host a conference call to discuss second quarter results on Wednesday, July 31, 2024, at 9:00 A.M. CT. The conference call will be available via live audio webcast on the Investor Relations section of the company’s website (www.eqcre.com). A replay of the audio webcast will also be available following the call.

A copy of EQC’s Second Quarter 2024 Supplemental Operating and Financial Information is available in the Investor Relations section of EQC’s website at www.eqcre.com.

About Equity Commonwealth
Equity Commonwealth (NYSE: EQC) is a Chicago based, internally managed and self-advised real estate investment trust (REIT) with commercial office properties in the United States. EQC’s portfolio is comprised of four properties totaling 1.5 million square feet.

Regulation FD Disclosures
We use any of the following to comply with our disclosure obligations under Regulation FD: press releases, SEC filings, public conference calls, or our website. We routinely post important information on our website at www.eqcre.com, including information that may be deemed to be material. We encourage investors and others interested in the company to monitor these distribution channels for material disclosures.

Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws. Any forward-looking statements contained in this press release are intended to be made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. You can identify forward-looking statements by the use of forward-looking terminology, including but not limited to, “may,” “will,” “should,” “could,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q.

Contact:
Bill Griffiths
(312) 646-2801
ir@eqcre.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, amounts in thousands, except share data)

	June 30, 2024	December 31, 2023
ASSETS
Real estate properties:
Land	$44,060	$44,060
Buildings and improvements	374,095	367,827
	418,155	411,887
Accumulated depreciation	(183,867)	(180,535)
	234,288	231,352
Cash and cash equivalents	2,195,823	2,160,535
Rents receivable	17,257	15,737
Other assets, net	16,373	17,417
Total assets	$2,463,741	$2,425,041

LIABILITIES AND EQUITY
Accounts payable, accrued expenses and other	$19,585	$27,298
Rent collected in advance	2,706	1,990
Distributions payable	3,663	5,640
Total liabilities	$25,954	$34,928

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value: 50,000,000 shares authorized;
Series D preferred shares; 6.50% cumulative convertible; 4,915,196 shares issued and outstanding, aggregate liquidation preference of $122,880	$119,263	$119,263
Common shares of beneficial interest, $0.01 par value: 350,000,000 shares authorized; 107,327,691 and 106,847,438 shares issued and outstanding, respectively	1,073	1,068
Additional paid in capital	3,939,583	3,935,873
Cumulative net income	3,976,534	3,926,979
Cumulative common distributions	(4,864,499)	(4,864,440)
Cumulative preferred distributions	(737,670)	(733,676)
Total shareholders’ equity	2,434,284	2,385,067
Noncontrolling interest	3,503	5,046
Total equity	$2,437,787	$2,390,113
Total liabilities and equity	$2,463,741	$2,425,041

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenues:
Rental revenue	$12,816	$13,358	$26,709	$27,584
Other revenue (1)	1,293	1,232	2,590	2,582
Total revenues	$14,109	$14,590	$29,299	$30,166

Expenses:
Operating expenses	$6,721	$6,942	$13,255	$14,198
Depreciation and amortization	4,182	4,514	8,539	8,824
General and administrative	8,356	13,854	16,679	22,409
Total expenses	$19,259	$25,310	$38,473	$45,431

Interest and other income, net	29,770	27,352	59,282	55,728
Income before income taxes	24,620	16,632	50,108	40,463
Income tax expense	(434)	(796)	(464)	(1,876)
Net income	$24,186	$15,836	$49,644	$38,587
Net income attributable to noncontrolling interest	(36)	(52)	(89)	(118)
Net income attributable to Equity Commonwealth	$24,150	$15,784	$49,555	$38,469
Preferred distributions	(1,997)	(1,997)	(3,994)	(3,994)
Net income attributable to Equity Commonwealth common shareholders	$22,153	$13,787	$45,561	$34,475

Weighted average common shares outstanding — basic (2)	107,416	109,839	107,316	109,779
Weighted average common shares outstanding — diluted (2)(3)	108,751	111,237	108,487	111,269

Earnings per common share attributable to Equity Commonwealth common shareholders:
Basic	$0.21	$0.13	$0.42	$0.31
Diluted	$0.20	$0.12	$0.42	$0.31

(1)	Other revenue is primarily comprised of parking revenue that does not represent a component of a lease.
(2)	Weighted average common shares outstanding for the three months ended June 30, 2024 and 2023 includes 128 and 131 unvested, earned RSUs, respectively. Weighted average common shares outstanding for the six months ended June 30, 2024 and 2023 includes 129 and 122 unvested, earned RSUs, respectively.
(3)
As of June 30, 2024, we had 4,915 series D preferred shares outstanding. The series D preferred shares were convertible into 4,032 common shares as of June 30, 2024 and 2023. The series D preferred shares are anti-dilutive for GAAP EPS for all periods presented.

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Calculation of FFO
Net income	$24,186	$15,836	$49,644	$38,587
Real estate depreciation and amortization	4,169	4,503	8,515	8,802
FFO attributable to Equity Commonwealth	28,355	20,339	58,159	47,389
Preferred distributions	(1,997)	(1,997)	(3,994)	(3,994)
FFO attributable to EQC common shareholders and unitholders	$26,358	$18,342	$54,165	$43,395

Calculation of Normalized FFO
FFO attributable to EQC common shareholders and unitholders	$26,358	$18,342	$54,165	$43,395
Straight-line rent adjustments	(259)	273	(482)	552
Former chairman accelerated compensation expense	—	5,957	—	5,957
Normalized FFO attributable to EQC common shareholders and unitholders	$26,099	$24,572	$53,683	$49,904

Weighted average common shares and units outstanding — basic (1)	107,578	110,196	107,509	110,120
Weighted average common shares and units outstanding — diluted (1)	108,913	111,594	108,680	111,610

FFO attributable to EQC common shareholders and unitholders per share and unit — basic	$0.25	$0.17	$0.50	$0.39
FFO attributable to EQC common shareholders and unitholders per share and unit — diluted	$0.24	$0.16	$0.50	$0.39
Normalized FFO attributable to EQC common shareholders and unitholders per share and unit — basic	$0.24	$0.22	$0.50	$0.45
Normalized FFO attributable to EQC common shareholders and unitholders per share and unit — diluted	$0.24	$0.22	$0.49	$0.45

(1)
Our calculations of FFO and Normalized FFO attributable to EQC common shareholders and unitholders per share and unit - basic for the three months ended June 30, 2024 and 2023 include 162 and 357 LTIP/Operating Partnership Units, respectively, that are excluded from the calculation of basic earnings per common share attributable to EQC common shareholders (only). Our calculations of FFO and Normalized FFO attributable to EQC common shareholders and unitholders per share and unit - basic for the six months ended June 30, 2024 and 2023 include 193 and 341 LTIP/Operating Partnership Units, respectively, that are excluded from the calculation of basic earnings per common share attributable to EQC common shareholders (only).

We compute FFO in accordance with standards established by Nareit. Nareit defines FFO as net income (loss), calculated in accordance with GAAP, excluding real estate depreciation and amortization, gains (or losses) from sales of depreciable property, impairment of depreciable real estate and our portion of these items related to equity investees and noncontrolling interests.  Our calculation of Normalized FFO differs from Nareit’s definition of FFO because we exclude certain items that we view as nonrecurring or impacting comparability from period to period.  FFO and Normalized FFO are supplemental non-GAAP financial measures. We consider FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income (loss), net income (loss) attributable to EQC common shareholders and cash flow from operating activities.

We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of our operating performance between periods and with other REITs.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income (loss), net income (loss) attributable to EQC common shareholders or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders and cash flow from operating activities as presented in our condensed consolidated statements of operations and condensed consolidated statements of cash flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(Unaudited, amounts in thousands)

	For the Three Months Ended
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Calculation of Same Property NOI and Same Property Cash Basis NOI:
Rental revenue	$12,816	$13,893	$13,824	$13,928	$13,358
Other revenue (1)	1,293	1,297	1,322	1,284	1,232
Operating expenses	(6,721)	(6,534)	(6,542)	(6,722)	(6,942)
NOI	$7,388	$8,656	$8,604	$8,490	$7,648
Straight-line rent adjustments	(259)	(223)	(538)	(107)	273
Lease termination fees	(69)	(616)	(630)	(173)	(33)
Cash Basis NOI	$7,060	$7,817	$7,436	$8,210	$7,888
Cash Basis NOI from non-same properties (2)	3	16	7	(5)	(4)
Same Property Cash Basis NOI	$7,063	$7,833	$7,443	$8,205	$7,884
Non-cash rental income and lease termination fees from same properties	328	839	1,168	280	(240)
Same Property NOI	$7,391	$8,672	$8,611	$8,485	$7,644

Reconciliation of Same Property NOI to GAAP Net Income:
Same Property NOI	$7,391	$8,672	$8,611	$8,485	$7,644
Non-cash rental income and lease termination fees from same properties	(328)	(839)	(1,168)	(280)	240
Same Property Cash Basis NOI	$7,063	$7,833	$7,443	$8,205	$7,884
Cash Basis NOI from non-same properties (2)	(3)	(16)	(7)	5	4
Cash Basis NOI	$7,060	$7,817	$7,436	$8,210	$7,888
Straight-line rent adjustments	259	223	538	107	(273)
Lease termination fees	69	616	630	173	33
NOI	$7,388	$8,656	$8,604	$8,490	$7,648
Depreciation and amortization	(4,182)	(4,357)	(4,184)	(4,436)	(4,514)
General and administrative	(8,356)	(8,323)	(7,504)	(7,061)	(13,854)
Interest and other income, net	29,770	29,512	29,670	29,269	27,352
Income before income taxes	$24,620	$25,488	$26,586	$26,262	$16,632
Income tax (expense) benefit	(434)	(30)	40	(30)	(796)
Net income	$24,186	$25,458	$26,626	$26,232	$15,836

(1)	Other revenue is primarily comprised of parking revenue that does not represent a component of a lease.
(2)	Cash Basis NOI from non-same properties for all periods presented includes the operations of disposed properties.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(Unaudited, amounts in thousands)

	For the Six Months Ended June 30,
	2024	2023
Calculation of Same Property NOI and Same Property Cash Basis NOI:
Rental revenue	$26,709	$27,584
Other revenue (1)	2,590	2,582
Operating expenses	(13,255)	(14,198)
NOI	$16,044	$15,968
Straight-line rent adjustments	(482)	552
Lease termination fees	(685)	(210)
Cash Basis NOI	$14,877	$16,310
Cash Basis NOI from non-same properties (2)	19	(8)
Same Property Cash Basis NOI	$14,896	$16,302
Non-cash rental income and lease termination fees from same properties	1,167	(342)
Same Property NOI	$16,063	$15,960

Reconciliation of Same Property NOI to GAAP Net Income:
Same Property NOI	$16,063	$15,960
Non-cash rental income and lease termination fees from same properties	(1,167)	342
Same Property Cash Basis NOI	$14,896	$16,302
Cash Basis NOI from non-same properties (2)	(19)	8
Cash Basis NOI	$14,877	$16,310
Straight-line rent adjustments	482	(552)
Lease termination fees	685	210
NOI	$16,044	$15,968
Depreciation and amortization	(8,539)	(8,824)
General and administrative	(16,679)	(22,409)
Interest and other income, net	59,282	55,728
Income before income taxes	$50,108	$40,463
Income tax expense	(464)	(1,876)
Net income	$49,644	$38,587

(1)	Other revenue is primarily comprised of parking revenue that does not represent a component of a lease.
(2)	Cash Basis NOI from non-same properties for all periods presented includes the operations of disposed properties.

NOI is income from our real estate including lease termination fees received from tenants less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and corporate level expenses. Cash Basis NOI is NOI excluding the effects of straight-line rent adjustments, lease value amortization and lease termination fees. The quarter-to-date same property versions of these measures include the results of properties continuously owned from April 1, 2023 through June 30, 2024. The year-to-date same property versions of these measures include the results of properties continuously owned from January 1, 2023 through June 30, 2024. Properties classified as held for sale within our condensed consolidated balance sheets are excluded from the same property versions of these measures.

We consider these supplemental non-GAAP financial measures to be appropriate supplemental measures to net income (loss) because they may help to understand the operations of our properties. We use these measures internally to evaluate property level performance, and we believe that they provide useful information to investors regarding our results of operations because they reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of our operating performance between periods and with other REITs. Cash Basis NOI is among the factors considered with respect to acquisition, disposition and financing decisions. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss), net income (loss) attributable to Equity Commonwealth common shareholders or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders and cash flow from operating activities as presented in our condensed consolidated statements of operations and condensed consolidated statements of cash flows. Other REITs and real estate companies may calculate these measures differently than we do.